COMMUNITY TRUST BANCORP, INC.

346 North Mayo Trail
Pikeville, Kentucky 41501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2007

The Annual Meeting of Shareholders of Community Trust Bancorp, Inc. ("CTBI") will be held at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 24, 2007 at 10:00 a.m. EDT for the following purposes:

1. To elect a Board of eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify.

2.  To ratify and approve the appointment of BKD, LLP as CTBI's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those holders of stock of record at the close of business on February 28, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

We hope you will attend the meeting and vote your shares in person.

By Order of the Board of Directors

/s/ Jean R. Hale
Jean R. Hale
Chairman, President and CEO

Pikeville, Kentucky
April 4, 2007

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE U.S. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.

Community Trust Bancorp, Inc.
346 North Mayo Trail
Pikeville, Kentucky 41501

PROXY STATEMENT

Annual Meeting of Shareholders
to be held April 24, 2007

INTRODUCTION

This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of CTBI for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 24, 2007, at 10:00 a.m. (EDT), at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, and any adjournments thereof. A copy of CTBI's 2006 Annual Report to Shareholders accompanies this Proxy Statement.

The cost of solicitation of proxies will be borne by CTBI. In addition to the use of the mail, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of CTBI, none of whom will receive additional compensation for such services. CTBI will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay the reasonable expenses of such persons for forwarding such materials. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of CTBI on or about April 4, 2007.

RECORD DATE AND VOTING SECURITIES

The Common Stock of CTBI ("Common Stock") is the only class of outstanding voting securities. Only holders of Common Stock of record at the close of business on February 28, 2007 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 15,203,173 shares of Common Stock outstanding. With respect to the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting. Each shareholder may cast all of his or her votes for one candidate or distribute such votes among two or more candidates. Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to all other matters that properly come before the Annual Meeting or any adjournment thereof.

Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the eight nominees for director named herein and the approval of the appointment of BKD, LLP as CTBI's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007. Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly. As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. A shareholder may revoke his or her proxy at any time prior to its exercise. Revocation may be effected by written notice to CTBI, by a subsequently dated proxy received by CTBI, by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to each shareholder known by CTBI to beneficially own more than five percent of the Common Stock as of the Record Date.

Beneficial Owners	Amount and Nature	Percent
Name and Address	of Beneficial Ownership	of Class
Community Trust and Investment Company	1,431,336 (1)	9.4%
As Fiduciary
100 East Vine St., Suite 400
Lexington, Kentucky 40507

Barclay's Global Investors NA	1,042,810 (2)	6.9%
Institutional Investor
45 Fremont Street
San Francisco, CA 94105

(1) The shares indicated are held by Community Trust and Investment Company, a subsidiary of CTBI, in fiduciary capacities as trustee, executor, agent, or otherwise. Of the shares indicated, Community Trust and Investment Company has sole voting rights with respect to 1,283,196 shares and no voting rights with respect to 148,140 shares. Community Trust and Investment Company has shared investment authority with respect to 84,478 shares, sole investment authority with respect to 240,342 shares, and no authority with respect to 18,844 shares; 1,087,672 shares are held by CTBI's Employee Stock Ownership Plan ("ESOP"). Each participant for whom shares are maintained in his or her Plan account are entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to such shares. The Trustee shall vote in its discretion all unallocated shares and all shares for which no voting instructions are timely received.

(2) The shares indicated are as of December 31, 2006, the most current date for which data is available.

ELECTION OF DIRECTORS

CTBI's directors are elected at each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualify. The persons named below, all of whom currently serve as directors of CTBI, have been nominated for election to serve until the 2008 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of CTBI as of the Record Date:

				Amount and
	Positions			Nature of
	And	Director	Principal	Beneficial		Percent
Name and Age (1)	Offices*	Since	Occupation (2)	Ownership	(3)	of Class

Charles J. Baird; 57	Director	1987	Attorney, Baird and Baird, P.S.C.	298,480	(5)	2.0%

Nick A. Cooley; 73	Director	1980	President, Unit Coal Corporation	59,644		(4)

Jean R. Hale; 60	Chairman, President and CEO	1993	Chairman, President and CEO, Community Trust Bancorp, Inc.	206,536	(6)	1.4%

James E. McGhee, II; 49	Director	2005	President, Three JC Investments	15,771		(4)

M. Lynn Parrish; 57	Director	1993	President, Marwood Land Company, Inc.	104,511	(7)	(4)

Gov. Paul E. Patton; 69	Director	2004	Retired	17,134	(8)	(4)

Dr. James R. Ramsey; 58	Director	2003	President, University of Louisville	2,200		(4)

Gary G. White; 57	Director	2007	President and CEO, International Industries, Inc.	0		(4)

	All directors and executive officers as a group			858,627	(9)	5.6%
	(17 in number including the above named individuals)

*Jean R. Hale is also Chairman of the Board of Directors of Community Trust Bank, Inc. and Community Trust and Investment Company.

(1) The ages listed are as of February 28, 2007.

(2) Each of the nominees has been engaged in the principal occupation specified above for five years or more, except Ms. Hale, Dr. Ramsey, Governor Patton, Mr. McGhee, and Mr. Parrish. Ms. Hale was promoted from Vice Chairman of the Board to Chairman of the Board on December 31, 2004. Dr. Ramsey has been President of the University of Louisville since November 2002. From August 1999 until November 2002, Dr. Ramsey served as Senior Executive of the University of Louisville, and from August 1999 through November 2002, Dr. Ramsey served in various positions with the Commonwealth of Kentucky, including State Budget Director, Senior Policy Advisor, and Interim Commissioner of the Office of New Economy. Governor Patton was elected as Kentucky's 59th governor in 1995. After serving eight years as Governor, he is now retired from public office and volunteers his time as a fund-raiser at Pikeville College. Mr. McGhee sold Dyno East Kentucky dba Mountain Valley Explosives in 2006 and formed Three JC Investments. Knott Floyd Land Co., Inc. was acquired in October 2006, and Mr. Parrish resigned concurrently. Mr. Parrish has been president of Marwood Land Company, Inc. for more than ten years.

(3) Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days. Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.

(4) Less than 1 percent.

(5) Includes 17,196 shares held as trustee under various trust agreements established by Mr. Baird’s mother, Florane J. Baird, for her grandchildren, 216,205 shares held as trustee of the Bryan M. Johnson Testamentary Trust FBO Rosemary Dean, 58,000 shares held as trustee of the Carolyn A. Baird Family Trust, and 79 shares held by Mr. Baird's wife, over which Mr. Baird has no voting or investment power.

(6) Includes 81,486 shares which Ms. Hale may acquire pursuant to options exercisable within sixty days of the Record Date and 50,860 shares held in the ESOP and 401 (k) plans which Ms. Hale has the power to vote.

(7) Includes 103,451 shares beneficially owned by Mr. Parrish held in MLP Limited Partnership over which Mr. Parrish has sole voting and investment power and 1,060 shares held by his spouse, Jessica J. Parrish, as custodian for Jesse Marvin Parrish KY UGMA, over which Mr. Parrish has no voting or investment power.

(8) Includes 9,961 shares held by Governor Patton's wife, over which Governor Patton has no voting or investment power.

(9) Includes 170,727 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote for the election of each of the nominees listed above. All nominees have indicated a willingness to serve and CTBI does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director. However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with CTBI's Board of Directors, shall determine. If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified persons to serve as directors of CTBI. The Committee will evaluate proposed director nominees, including incumbent directors prior to recommending renomination. The Nominating and Corporate Governance Committee selects as candidates for nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s collective effectiveness in serving the interests of CTBI’s shareholders.

The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates any other properly recommended nominee. Shareholders who desire to recommend a candidate for election at the next annual meeting of stockholders should submit the name of the candidate and information concerning the qualifications of the candidate by mail to the Nominating and Corporate Governance Committee at CTBI’s address on or before December 31, 2007.

The following persons are executive officers of Community Trust Bancorp, Inc. as of the Record Date. They are not nominated to serve as directors. Their security ownership as of the Record Date is as follows:

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
James B. Draughn	Executive Vice President	18,947	(2)	(1)

James J. Gartner	Executive Vice President	6,682	(3)	(1)

Mark A. Gooch	Executive Vice President and Secretary	76,343	(4)	(1)

Larry W. Jones	Executive Vice President	2,272	(5)	(1)

Tracy E. Little	Executive Vice President	4,615	(6)	(1)

Richard W. Newsom	Executive Vice President	19,381	(7)	(1)

Ricky D. Sparkman	Executive Vice President	9,981	(8)	(1)

Kevin J. Stumbo	Executive Vice President and Treasurer	6,401	(9)	(1)

Michael S. Wasson	Executive Vice President	9,729	(10)	(1)

(1) Less than 1 percent.

(2) Includes 4,550 shares which Mr. Draughn may acquire pursuant to options exercisable within sixty days of the Record Date and 7,742 shares held in CTBI's ESOP and 401(k) plans which Mr. Draughn has the power to vote.

(3) Includes 5,579 shares which Mr. Gartner may acquire pursuant to options exercisable within sixty days of the Record Date and 1,103 shares held in CTBI's ESOP and 401(k) plans which Mr. Gartner has the power to vote.

(4) Includes 61,258 shares which Mr. Gooch may acquire pursuant to options exercisable within sixty days of the Record Date and 14,635 shares held in CTBI's ESOP and 401(k) plans which Mr. Gooch has the power to vote.

(5) Includes 1,156 shares which Mr. Jones may acquire pursuant to options exercisable within sixty days of the Record Date and 753 shares held in CTBI's ESOP and 401(k) plans which Mr. Jones has the power to vote.

(6) Includes 3,630 shares which Mr. Little may acquire pursuant to options exercisable within sixty days of the Record Date and 675 shares held in CTBI's ESOP and 401(k) plans which Mr. Little has the power to vote.

(7) Includes 7,511 shares which Mr. Newsom may acquire pursuant to options exercisable within sixty days of the Record Date and 11,870 shares held in CTBI's ESOP and 401(k) plans which Mr. Newsom has the power to vote.

(8) Includes 5,557 shares which Mr. Sparkman may acquire pursuant to options exercisable within sixty days of the Record Date and 4,424 shares held in CTBI's ESOP and 401(k) plans which Mr. Sparkman has the power to vote.

(9) Includes 6,401 shares held in CTBI's ESOP and 401(k) plans which Mr. Stumbo has the power to vote.

(10) Includes 3,167 shares held in CTBI's ESOP and 401(k) plans which Mr. Wasson has the power to vote.

BOARD OF DIRECTORS COMPENSATION

Directors of CTBI, excluding the Chairman of the Audit Committee, who are not also officers of CTBI, were paid $5,000 per quarter for 2006, plus $600 for any Committee or special-called Board meeting other than those held on the same day as the regularly scheduled quarterly Board meeting. The Chairman of the Audit Committee was paid $6,250 per quarter for 2006 plus $600 for any special-called Board meeting other than those held on the same day as the regularly scheduled quarterly Board meeting. Directors who are also officers of CTBI did not receive additional compensation for serving as a director. Fees paid to Directors of CTBI for 2006 totaled $168,100. No option awards, stock awards, retirement benefits, or other benefits are provided to Directors of CTBI. The following table shows the total fees paid in 2006 to each Director.

Director	2006 Fees Paid
Charles J. Baird	$ 20,000

Nick A. Cooley	23,000

Jean R. Hale	0	(1)

James E. McGhee, II	22,400

M. Lynn Parrish	26,750

Paul E. Patton	22,400

Dr. James R. Ramsey	31,150

Gary G. White	0	(2)

Total	$ 145,700	(3)

(1) As an officer of CTBI, Ms. Hale does not receive directors' fees.
(2) Mr. White was appointed to the Board on March 8, 2007; therefore, no fees were paid to Mr. White in 2006.
(3) Mr. William A. Graham, Jr. served as Director of CTBI until his death in October 2006. Mr. Graham received directors' fees in the amount of $22,400 during 2006.

CORPORATE GOVERNANCE

The Board of Directors has determined that the following six of CTBI’s eight directors are “independent” as defined by applicable law and NASDAQ listing standards: Nick A. Cooley, James E. McGhee, II, M. Lynn Parrish, Governor Paul E. Patton, Dr. James R. Ramsey, and Gary G. White. Mr. Parrish has been selected by the Board of Directors as the "lead independent director."

During 2006, the Board held four executive sessions, under the guidelines for executive sessions prescribed in the Corporate Governance Guidelines, of those members of the Board who met current standards of independence.

Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board may be found on CTBI’s website at www.ctbi.com.

Shareholders may communicate directly with the Board of Directors by sending a written communication addressed to the Chairman of the Board of Directors at CTBI’s address.

The Board of Directors held eight meetings during the 2006 fiscal year, including the annual organizational meeting. Each director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which such director served in 2006, except Nick A. Cooley, who attended 43% of the meetings. It is the Board’s policy that directors should attend each annual meeting of shareholders subject to a substantial personal or business conflict. All of CTBI’s directors who were serving at the time attended the 2006 annual meeting of shareholders. The Board has the following committees: Audit and Asset Quality Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Risk and Compliance Committee, and Corporate Retirement and Employee Benefit Committee.

The Audit and Asset Quality Committee (the "Audit Committee") Charter was last approved in January 2007 and is included herein as Appendix A. The Audit Committee Charter may also be found on CTBI's website at www.ctbi.com. The Audit Committee consists of Dr. James R. Ramsey, Nick A. Cooley, James E. McGhee, II, M. Lynn Parrish, and Governor Paul E. Patton, all of whom meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASDAQ listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship to CTBI that may interfere with his independence from the corporation and its management. The Board has determined that Dr. James R. Ramsey is an audit committee financial expert for CTBI and is independent as described above. For further information regarding the Audit Committee, please see the Report of the Audit and Asset Quality Committee below.

The Compensation Committee consists of Nick A. Cooley, M. Lynn Parrish, and Governor Paul E. Patton, all of whom meet the applicable independence standards. The Compensation Committee Charter may be found on CTBI's website at www.ctbi.com. The Compensation Committee: (i) oversees and recommends to the Board executive officer compensation; (ii) evaluates and approves benefit and incentive compensation policies and programs for CTBI, and (iii) reviews and approves related party transactions. This committee met twice during 2006.

The Nominating and Corporate Governance Committee consists of M. Lynn Parrish, Nick A. Cooley, and James E. McGhee, II, all of whom meet the applicable independence standards. The Nominating and Corporate Governance Committee Charter can also be found on CTBI's website at www.ctbi.com. The Nominating and Corporate Governance Committee: (i) evaluates and recommends nominee directors for election to the Board; and (ii) develops and recommends to the Board policies and guidelines relating to corporate governance and the identification and nomination of directors and committee members. This committee did not meet in 2006. See Election of Directors for more information.

Mr. Gary G. White was appointed to the Board on March 8, 2007 for a term expiring at the 2007 Annual Meeting. Mr. White was brought to the attention of the Nominating and Corporate Governance Committee by Mr. Lynn Parrish, a Director of CTBI. The Nominating and Corporate Governance Committee recommended the appointment of Mr. White as a director to the Board.

REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE

The Audit and Asset Quality Committee (the "Audit Committee") oversees the financial reporting process of CTBI on behalf of the Board of Directors. All directors who serve on the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASDAQ listing standards. The Audit Committee monitors the integrity of CTBI’s financial statements, the qualifications and independence of CTBI's independent registered public accounting firm ("independent auditor"), the performance of CTBI's internal audit function, CTBI’s system of internal controls, financial reporting, and disclosure controls, and compliance with the Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Audit Committee has established procedures for the confidential, anonymous submission of concerns about accounting matters, internal controls, and auditing matters. Management has the responsibility for the preparation of CTBI's consolidated financial statements and management's assertion on the design and effectiveness of CTBI's internal control over financial reporting. The independent auditor has the responsibility for the examination of those consolidated financial statements.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of CTBI's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. Additionally, the Audit Committee's review included discussion with CTBI's independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, ("SAS 61"). SAS 61 requires CTBI's independent auditor to provide the Audit Committee with additional information regarding the scope and results of its audit of CTBI's financial statements, including with respect to (i) its responsibility under audit standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

The Audit Committee received from BKD, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between BKD, LLP and CTBI that, in its professional judgment, may reasonably be thought to bear on independence. BKD has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, it is independent of CTBI within the meaning of the federal securities laws.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding the pre-approved cost levels must be specifically pre-approved by the Audit Committee. In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee discussed with CTBI's internal auditor and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with its internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of CTBI's internal controls, and the overall quality of CTBI's financial reporting. The Audit Committee held fourteen meetings during fiscal year 2006.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the independent auditor the audited consolidated financial statements of CTBI as of and for the year ended December 31, 2006 and management's assertion on the design and effectiveness of CTBI's internal control over financial reporting as of December 31, 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder ratification, the selection of BKD, LLP as CTBI’s independent registered public accounting firm.

Dr. James R. Ramsey, Chairman
M. Lynn Parrish, Vice Chairman
Nick A. Cooley, Member
James E. McGhee, II, Member
Governor Paul E. Patton, Member

March 8, 2007

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of CTBI engaged BKD, LLP (“BKD”) to serve as its new independent registered certified public accounting firm for the year ended December 31, 2006.

Deloitte & Touche LLP (“Deloitte”) audited the financial statements of CTBI for the years ended December 31, 2000 through December 31, 2005. On May 9, 2006, Deloitte resigned as the independent registered public accounting firm of CTBI. The resignation was accepted by the Audit Committee of the Board of Directors of CTBI on the same date.

The audit reports of Deloitte on the consolidated financial statements of CTBI and its subsidiaries as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of CTBI's consolidated financial statements for each of the fiscal years ended December 31, 2005 and 2004 and through the date of this Proxy Statement, there were: (1) no disagreements between CTBI and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Aggregate fees billed to CTBI for the fiscal year ending December 31, 2006 by CTBI's principal accounting firm, BKD, LLP were as follows:

2006
Audit fees	$322,886
Audit related fees	84,075
Subtotal	406,961
Tax fees	62,082
Total	$469,043

Aggregate fees billed to CTBI for the fiscal years ending December 31, 2006 and 2005 by CTBI's former principal accounting firm, Deloitte & Touche LLP were as follows:

	2006	2005
Audit fees	$147,050	$420,150
Audit related fees	99,620	26,600
Subtotal	246,670	446,750
Tax fees	27,700	21,800
Total	$274,370	$468,550

Audit related fees included payments for audits of the Community Trust Bancorp, Inc. Voluntary Employees' Beneficiary Plan and Trust and the KSOP Plan and out-of-pocket expenses related to the audit of the consolidated financial statements. Tax fees include payments for preparation of the federal and state corporate income tax returns.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee will request shareholders to ratify its selection of BKD to examine the consolidated financial statements of CTBI for the fiscal year ending December 31, 2007. Although action by the shareholders on this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of CTBI's financial controls and reporting. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of CTBI and its shareholders. BKD is not expected to have a representative present at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CTBI.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

In the ordinary course of business, CTBI, through its wholly-owned commercial bank subsidiary, Community Trust Bank, Inc. (the "Bank"), has had in the past and expects to have in the future banking transactions, including lending to its directors, officers, principal shareholders, and their associates. When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of CTBI's Board of Directors, such transactions do not involve more than the normal risk of collectability or present any other unfavorable features.

Mr. Charles J. Baird, a director of CTBI, is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to CTBI and its subsidiaries during 2006 and will be retained by CTBI and its subsidiaries during the fiscal year 2007. Approximately $744,381 in legal fees and $184,584 in expenses paid on behalf of CTBI, $928,965 in total, were paid to Baird and Baird, P.S.C. during 2006.

The Board of Directors has determined that the Compensation Committee of the Board should review and approve related party transactions. Accordingly, at each calendar year’s first regularly scheduled Compensation Committee meeting, management shall recommend related party transactions to be entered into by CTBI for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Compensation Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Compensation Committee as to any material change to those proposed transactions. In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Compensation Committee for consideration. The Compensation Committee shall provide a report to the Board of Directors at each regularly scheduled meeting of the related party transactions approved by the Compensation Committee since the date of its previous report to the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires CTBI's executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), as well as to furnish CTBI with a copy of such report. Additionally, SEC regulations require CTBI to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Based upon a review of Forms 3, 4, and 5 furnished to CTBI, there were six Form 4 filings on behalf of Dr. James R. Ramsey, director of the Corporation, that were inadvertently filed past the due date, four in regard to transactions which occurred in 2005 and two in regard to transactions which occurred in 2006.

COMPENSATION DISCUSSION & ANALYSIS

Overview

The Compensation Committee and Board of Directors of CTBI desire to offer a competitive, market-driven compensation package for the executive officers of our company via base salary and benefits as well as incentive-based cash and equity compensation.

The overall focus of the Compensation Committee is to offer competitive compensation packages, without being the highest or lowest provider, which will enable CTBI to attract and retain key personnel in order that shareholder value may be increased. The compensation of named executive officers ("NEOs") is based on the same criteria and performance factors used for all other executive officers.

Total compensation packages, including base salaries, are set at levels the Compensation Committee believes are sufficient to attract and retain qualified executives. It is the goal of the Compensation Committee to retain quality executives, which will mutually benefit the executives and CTBI, as well as increase shareholder value. The Compensation Committee has compared its total compensation packages to those offered by other companies within CTBI's peer group of bank holding companies with total consolidated assets of one to four billion dollars and considered other factors such as local market salaries and salary histories and has deemed them market competitive. While peer group comparisons are used as a guideline, other factors are considered which may cause certain executive officers to fall above or below this benchmark. This peer group is not the peer group used to construct the performance graph contained in this Proxy Statement. The Common Stock Performance graph included with this Proxy Statement is also incorporated by reference into our Annual Report to Shareholders.

The Committee selected a representative sample of companies which we believe compete directly with us for executive talent and many of which are of roughly similar size and have roughly similar numbers of employees, product offerings, and geographic scope. For 2006, the peer group consisted of the following companies:

• First Financial Corporation	• Integra Bank Corp
• First Indiana Corporation	• Lakeland Financial Corporation
• First Source Corporation	• Republic Bancorp, Inc.
• Heartland Financial USA, Inc.	• SY Bancorp, Inc.

Executive Compensation Components

Executive compensation consists of the following components:

➢	Base Salary
➢	Incentive-Based Compensation
➢	Long-Term Equity Compensation
➢	Perquisites and Other Benefits

Base Salary - Base salaries for CTBI's executives are established based upon the scope of their responsibilities, taking into account competitive market compensation paid by other similarly situated companies for similar positions. Compensation of the Chief Executive Officer ("CEO") is set by the Compensation Committee. Compensation of the other executive officers is recommended by the CEO and approved, after making any adjustments considered appropriate, by the Compensation Committee. Salary increases are approved based upon performance for 2006, planned performance for 2007, and peer group data. The objective is to allow salary increases to retain and motivate successful performance while maintaining affordability within CTBI's business plan. The CEO's compensation is set by the Compensation Committee and presented to the full Board of Directors for approval. The salary of the CEO is set based on the Compensation Committee's review of performance objectives for CTBI which include asset and revenue growth, asset quality, identification of strategic opportunities, development and maturation of the core earnings performance, and execution of CTBI's growth strategy, as well as the comparison of peer group data.

The compensation of Jean R. Hale, CTBI’s CEO, was not tied to stock performance in 2006. After consideration of CTBI's peer group of bank holding companies with total consolidated assets of one to four billion dollars and other factors such as local market salaries and salary histories, the Compensation Committee believes the compensation of the CEO is market competitive. Ms. Hale's incentives and number of stock options are determined based on the criteria applicable to all other executive officers as described below.

Crowe Chizek LLP was retained as a consultant during the past twelve months to benchmark positions, including executive positions, throughout CTBI, using local, state, and national information, within the one to four billion dollar asset range. This information was used to assist in determining beginning, mid-point, and maximum pay ranges for the various positions throughout our organization.

Incentive-Based Compensation - Annual cash incentive bonuses are awarded under the Senior Management Incentive Compensation Plan, which is open to all senior executives. The bonuses for the executive officers are based on achieving the targets set for earnings per share and return on assets of CTBI. This plan is designed to reward senior management for meeting or exceeding industry standards for profitability and adopted to achieve the following objectives:

➢	Increase the profitability and growth of CTBI in a manner which is consistent with other goals of the company,
➢	Provide executive compensation which is competitive with other financial institutions in the peer group,
➢	Attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities,
➢	Motivate and reward those members of management who contribute to the success of the CTBI,
➢	Distinguish among the performance contributions of some individuals by providing financial recognition for individual performance, as well as group performance.

The actual amounts of the Senior Management Incentive Compensation Plan awards are calculated according to a schedule comparing earnings per share ("EPS") and return on average assets ("ROAA") for the award period to a pre-determined performance standard. For 2006, 100% of the target ROAA of 1.26% and $2.43 EPS was required for an incentive to be earned. The Company achieved an ROAA of 1.33% and an EPS of $2.59 which earned the second tier of the Senior Management Incentive Compensation Plan, which was 20% of 2006 base salary. For 2007, actual amounts of the Senior Management Incentive Compensation Plan awards will also be calculated according to a schedule comparing EPS and ROAA for the award period to a pre-determined performance standard. The maximum cash incentive bonus which can be earned in 2007 under this plan is 60% of base salary.

The number of senior management incentive stock options granted annually is also determined under the terms of the Senior Management Incentive Compensation Plan and based on earnings per share and return on assets of CTBI. Options were granted in 2006 under the 1998 Stock Option Plan. Beginning in 2007, options are granted under the 2006 Stock Ownership Incentive Plan.

Long-Term Equity Compensation - CTBI's philosophy is that long-term performance is achieved through aligning the interests of its executives with its shareholders through the use of stock-based awards. Stock options align employee incentives with shareholders because options have value only if CTBI's common stock price increases over time.

The Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan (the “2006 Option Plan”) was approved by CTBI's shareholders at the 2006 Annual Meeting of Shareholders. The purpose of the 2006 Option Plan is to enhance the ability of CTBI to secure and retain the services of persons eligible to participate and to provide incentives for such persons to exert maximum efforts for the success of CTBI. The 2006 Option Plan is administered by the Compensation Committee.

In addition to the senior management incentive options that are awarded under the senior management incentive compensation plan, stock options may also be issued to senior executives for management retention purposes upon approval by the Compensation Committee. Management retention incentive options are granted in connection with the hiring of new executives and the retaining of key executives. Stock options are granted at the closing market price on the date of the grant. CTBI does not reprice stock options. All options granted to NEOs during 2006 were senior management incentive options.

Perquisites and Other Benefits - CTBI does not provide significant perquisites or personal benefits to its executive officers; however, the NEOs, as well as other executive officers, are provided with perquisites with an aggregate value of less than $10,000, including country club memberships.

Long-term incentives to align the interests of CTBI's employees with the shareholders have been implemented through the development of a company-sponsored ESOP. The ESOP provides awards of CTBI stock subject to vesting requirements. Participation in the ESOP is available to any employee of CTBI or its subsidiaries who has been employed for one year, completed 1,000 hours of service, and attained the age of 21. CTBI currently contributes 4% of covered employees’ gross wages to the ESOP. The ESOP uses the contribution to acquire shares of CTBI’s common stock.

CTBI has established a 401(k) plan within which employees can contribute 1% to 15% of their annual salary and CTBI will contribute 50% of the first 8% of contributions. CTBI also provides health insurance, life insurance, and other programs that are usual and customary to encourage retention of employees. CTBI does not maintain a defined benefit pension plan and does not have any non-qualified deferred compensation plans.

OBRA Deductibility Limitation

The Omnibus Budget Reconciliation Act of 1994 ("OBRA") prohibits the tax deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. CTBI has no executive officers that exceed this amount and, therefore, has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

As of December 31, 2006, CTBI had in effect certain termination of employment and change-in-control agreements ("Severance Agreements") with each of its NEOs, as well as its other executive officers. Severance Agreements are offered in order to attract and retain key executives by protecting them in case of a change-in-control of the company. The Severance Agreements are effective for a term equal to the longer of three years or the covered period should a change-in-control of CTBI occur during such three-year period. These agreements are automatically renewable for additional one-year periods, and the covered period during which the terms and conditions of the Severance Agreements are effective is the period of time following a change-in-control equal to (i) two years following the occurrence of the change-in-control in the event of an involuntary termination or a voluntary termination following a change in duties, or (ii) the thirteenth month following the change-in-control in the event of a voluntary termination not preceded by a change in duties.

The Severance Agreements require the payment to the applicable named executive officer of a severance amount in the event of an involuntary or voluntary termination of employment after a change-in-control of CTBI during the covered period. The severance amount payable under the Severance Agreements is equal to (i) 2.99 times the named executive officer's base annual salary in the event of involuntary termination or in the event of a voluntary termination of employment preceded by a change in duties subsequent to a change-in-control of CTBI, or (ii) 2.00 times the named executive officer's annual base salary in the event of a voluntary termination of employment not preceded by a change in duties subsequent to a change-in-control of CTBI.

A change-in-control occurs, for purposes of the Severance Agreements, when (i) any person, including a group under Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the owner of 30% or more of the combined voting power of CTBI’s outstanding securities; (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other combination, sale of assets or contested election, the persons who were directors of CTBI before such transaction(s) cease to constitute a majority of the Board of Directors of CTBI or successor of CTBI; (iii) a tender or exchange offer is made and consummated for the ownership of 30% or more of the combined voting power of CTBI's outstanding voting securities; or (iv) CTBI transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of CTBI.

No termination of employment or change-in-control payments were made in 2006.

Role of the Compensation Committee

All directors who serve on the Compensation Committee are independent in accordance with the NASDAQ listing standards. During 2006, there were no interlocking relationships between any executive officers of CTBI and any entity whose directors or executive officers serve on the Board of Directors' Compensation Committee.

The principal duties of the Compensation Committee are to set the compensation of the CEO, review the compensation of the other executive officers of CTBI, and make recommendations to the Board for approval. The Compensation Committee has responsibility for establishing, implementing, and continually monitoring adherence with CTBI's compensation philosophy. The Compensation Committee ensures that the total compensation paid to executive officers of CTBI is fair, reasonable, and competitive.

The Compensation Committee periodically reviews the compensation levels of the Board. In its review, the Compensation Committee looks to ensure that the compensation is fair and reasonable commensurate to the amount of work required from the individual directors as well as from the Board in aggregate. The Compensation Committee also periodically reviews Board committee compensation levels and practices and recommends to the Board changes in such compensation levels and practices.

The Compensation Committee is responsible for the review and approval of corporate goals and objectives relevant to the compensation of CTBI's CEO to evaluate the performance of the CEO in light of the goals and objectives. The Compensation Committee determines and approves the CEO's compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels of CTBI's other executive officers. To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels within our peer group. The Compensation Committee makes recommendations to the Board with respect to compensation plans, incentive plans, and stock option plans and oversees the administration of these plans.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of CTBI's compensation strategy. The Compensation Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Compensation Committee believes that the long-term success of CTBI and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. CTBI's compensation strategy encourages alignment with the interests of management and shareholders. The Compensation Committee seeks to provide full disclosure to the independent members of the Board of Directors of CTBI's compensation practices and issues to ensure that all directors understand the implications of committee decisions.

The Compensation Committee has reviewed the compensation practices of peers and considered management's individual efforts for the benefit of CTBI, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives at CTBI. The Compensation Committee takes into account the performance of the executives as well as their longevity with CTBI. The Compensation Committee recognizes that the competition among financial institutions for attracting and retaining senior management executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that CTBI is providing appropriate long-term incentives to enable it to continue to attract new senior management executives and to retain the ones it already employs.

The Compensation Committee has established various processes to assist it in ensuring CTBI's compensation program is achieving its objectives. Among these are:

➢
Assessment of Company Performance - The committee uses company performance measures in two ways. In establishing total compensation ranges, the committee considers various measures of company and industry performance, asset growth, earnings per share, return on assets, return on equity, total shareholder return, and the effective execution of CTBI's growth strategy. The committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

➢
Assessment of Individual Performance - Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. The CEO's compensation is determined by the Compensation Committee. For the other NEOs, the committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the Board's interactions with the executive officer. As with the CEO, the performance evaluation of these executives is based on their contributions to the company's performance, and other leadership accomplishments.

➢
Total Compensation Review - The committee reviews each executive's base pay, bonus, and equity incentives annually. In addition to these primary compensation elements, the committee reviews other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2006 review, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

REPORT OF THE COMPENSATION COMMITTEE

The principal duties of the Compensation Committee are to review the compensation of executive officers of CTBI and make recommendations to the Board for approval. During 2006, there were no interlocking relationships between any executive officers of CTBI and any entity whose directors or executive officers serve on the Board of Directors' Compensation Committee.

The Compensation Committee of CTBI has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

M. Lynn Parrish, Chairman
Nick A. Cooley, Vice Chairman
Governor Paul E. Patton, Member

March 19, 2007

EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by CTBI to or for the account of the Chief Executive Officer, the Principal Financial Officer, and each of the other three most highly compensated executive officers of CTBI for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	Bonus (1) ($)	Options (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)

Jean R. Hale, Chairman, President and Chief Executive Officer (4)	349,538	70,400	75,726	25,660	521,324

Kevin J. Stumbo, Executive Vice President and Treasurer (Principal Financial Officer)	148,846	30,000	47,790	10,240	236,876

Mark A. Gooch, Executive Vice President and Secretary	268,077	54,000	56,406	20,118	398,601

Michael S. Wasson, Executive Vice President	177,231	35,600	38,065	16,502	267,398

Tracy E. Little, Executive Vice President (5)	162,000	32,500	53,068	14,670	262,238

(1)   All bonuses were paid under the Senior Management Incentive Compensation Plan, which is open to all executive officers, market presidents, and consolidated division heads and certain senior vice presidents of consolidated functions who are selected for participation by the Compensation Committee. Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance. Bonuses for executive officers are earned based on CTBI reaching certain earnings per share and return on assets goals. (See the Compensation Discussion and Analysis.)
(2)   This column includes the value of all option awards under the 1998 Stock Option Plan. The value is the amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123(R). The assumptions used in the valuation of option awards are included in notes 1 and 14 to CTBI's consolidated financial statements for the year ended December 31, 2006 included in CTBI's Annual Report on Form 10-K filed with the SEC on March 14, 2007.

(3)   The compensation represented by the amounts for 2006 set forth in the All Other Compensation column for NEOs is detailed in the following table.

Name	Company Contributions to ESOP ($)	Company Contributions to 401(k) ($)	Perquisites ($)	Company Paid Life Insurance Premiums ($)	Total All Other Compensation ($)
	(a)		(b)	(c)
Jean R. Hale	15,262	6,743	-	3,655	25,660
Kevin J. Stumbo	6,494	3,247	-	499	10,240
Mark A. Gooch	11,703	7,500	-	915	20,118
Michael S. Wasson	7,761	7,500	-	1,241	16,502
Tracy E. Little	7,104	5,703	-	1,863	14,670

(a)	For further information regarding the ESOP and 401(k) Plans, see the Compensation Discussion & Analysis.
(b)	The aggregate amount of perquisites did not equal or exceed the $10,000 threshold for disclosure for any NEO in 2006.
(c)	This column included excess premiums reported as taxable compensation on the NEO's W-2 for life insurance at three times salary.
A similar insurance benefit at three times salary is provided to all full-time employees on a nondiscriminatory basis.

(4)   On December 31, 2004, Ms. Hale was promoted from Vice Chairman to Chairman of the Board.
(5)   Mr. Little began employment with CTBI on August 4, 2003. Prior to joining CTBI, Mr. Little served for three years in Sarasota, Florida as Vice President of Fisher Investments, Inc., a $10 billion private investment firm headquartered in Woodside, California. For the two years prior, he served as Senior Vice President and Executive Officer in charge of the private client group of Provident Bank of Florida. Mr. Little has thirty-eight years in the trust and banking business and has been the executive in charge of five different trust departments and trust companies.

The following table sets forth the information regarding plan based awards granted to NEOs in 2006. No stock awards were granted to NEOs during 2006.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date (1)	Compensation Committee Approval Date	Payouts Under Non-Equity Incentive Plan Awards (2) ($)	All Other Awards: Number of Securities Underlying Options Granted (3) (#)	Exercise or Base Price ($/share)	Grant Date Fair Value of Equity Awards (4) ($)

Jean R. Hale	------------	------------	70,400	-------	-------	----------
	1/27/2006	1/23/2006	---------	9,864	32.44	103,671
Kevin J. Stumbo	------------	------------	30,000	-------	-------	----------
	1/27/2006	1/23/2006	---------	4,161	32.44	43,732
Mark A. Gooch	------------	------------	54,000	-------	-------	----------
	1/27/2006	1/23/2006	---------	7,552	32.44	79,372
Michael S. Wasson	------------	------------	35,600	-------	-------	----------
	1/27/2006	1/23/2006	---------	5,178	32.44	50,532
Tracy E. Little	------------	------------	32,500	-------	-------	----------
	1/27/2006	1/23/2006	---------	4,808	32.44	54,421

(1) The grant date was chosen to be consistent with the date of payment of the cash incentives; however, in 2007, the Board directed that the grant date be the same as the date of the Compensation Committee's approval date for the year 2007 and years thereafter.
(2) This column shows the payouts for 2006 performance under the Senior Management Incentive Compensation Plan as described in the Incentive Based Compensation section of the Compensation Discussion & Analysis. The 2007 bonus payment for 2006 performance was made based on the provisions of the Plan and is shown in the Summary Compensation Table in the Bonus column.
(3) All options granted to NEOs in 2006 were senior management incentive options granted under the 1998 Option Plan with an exercise price equal to the closing market price on the date of the grant.
(4) The grant-date fair value of stock options is measured using the Black-Scholes option-pricing model in accordance with FAS 123(R).

The following tables set forth information concerning options exercised by the NEOs during 2006 and the number and value of unexercised options held by the NEOs of CTBI at December 31, 2006. No stock awards were held by the NEOs at December 31, 2006.

OPTION EXERCISES

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)

Jean R. Hale	7,498	181,617
	8,857	213,268

Kevin J. Stumbo	1,156	13,198
	1,012	5,991

Mark A. Gooch	15,431	309,530

Michael S. Wasson	5,254	56,780

Tracy E. Little	0	-

(1) The value realized is calculated based on the closing market price on the date of exercise.

OUTSTANDING EQUITY AWARDS

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (1) (#)		Option Exercise Price	Option Expiration	Value of Unexercised In-the-Money Options at Fiscal Year-End (2) ($)
Name	Exercisable	Unexercisable	($)	Date	Exercisable	Unexercisable
Jean R. Hale
Granted 07/27/99	29,282	0	15.368	07/27/09	766,076	-
Granted 01/25/00	5,952	0	13.233	01/25/10	168,424	-
Granted 01/23/01	13,310	0	11.833	01/23/11	395,267	-
Granted 01/29/02	0	13,310	16.717	01/29/12	-	330,261
Granted 01/17/03	9,292	3,098	20.983	01/17/13	190,923	63,655
Granted 01/27/04	0	8,250	27.109	01/27/14	-	118,973
Granted 01/28/05	2,388	7,164	30.880	01/28/15	25,432	76,297
Granted 01/27/06	0	9,864	32.440	01/27/16	-	89,664
Kevin J. Stumbo
Granted 10/22/02	0	26,620	19.992	10/22/12	-	573,342
Granted 01/17/03	0	1,155	20.983	01/17/13	-	23,732
Granted 01/27/04	0	2,750	27.109	01/27/14	-	39,658
Granted 01/28/05	0	3,036	30.88	01/28/15	-	32,333
Granted 01/27/06	0	4,161	32.44	01/27/16	-	37,823
Mark A. Gooch
Granted 07/27/99	14,641	0	15.368	07/27/09	383,038	-
Granted 01/25/00	8,501	0	13.233	01/25/10	240,553	-
Granted 01/23/01	13,310	0	11.833	01/23/11	395,267	-
Granted 01/29/02	0	9,983	16.717	01/29/12	-	247,708
Granted 01/17/03	6,970	2,323	20.983	01/17/13	143,212	47,731
Granted 01/27/04	0	5,500	27.109	01/27/14	-	79,315
Granted 01/28/05	1,821	5,463	30.880	01/28/15	19,394	58,181
Granted 01/27/06	0	7,552	32.440	01/27/16	-	68,648
Tracy E. Little
Granted 01/27/04	0	2,750	27.109	01/27/14	-	39,658
Granted 04/27/04	0	16,500	28.636	04/27/14	-	212,751
Granted 01/28/05	1,214	3,642	30.880	01/28/15	12,929	38,787
Granted 01/27/06	0	4,808	32.440	01/27/16	-	43,705
Michael S. Wasson
Granted 01/29/02	0	6,655	16.717	01/29/12	-	165,130
Granted 01/17/03	0	1,751	20.983	01/17/13	-	35,978
Granted 01/27/04	0	2,750	27.109	01/27/14	-	39,658
Granted 01/28/05	1,303	3,909	30.880	01/28/15	13,877	41,631
Granted 01/27/06	0	5,178	32.440	01/27/16	-	47,068

(1) Options granted as senior management incentive options in the 1998 Option Plan become exercisable in equal 25% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of the Corporation. Options granted as management retention options in the 1998 Option Plan become exercisable after five years and become fully exercisable upon a change in control of the Corporation. Options expire if not exercised ten years after the date of the grant.
(2) Based on the closing price of $41.53 of our common stock at December 31, 2006.

CHANGE IN CONTROL AND TERMINATION BENEFITS

CTBI provides additional benefits, not included in the previous tables, to the NEOs in the event of a change in control. The following table provides an estimate of the value of such benefits, assuming the change in control had occurred on December 31, 2006.

Name	Severance payment equal to 2.99 times annual base salary (1) ($)	Severance payment equal to 2.00 times annual base salary (2) ($)	Acceleration of stock options (3) ($)	Total (based on 2.99 times annual base salary) (1) ($)	Total (based on 2.00 times annual base salary) (2) ($)
Jean R. Hale	1,052,480	704,000	678,849	1,731,329	1,382,849

Kevin J. Stumbo	448,500	300,000	706,888	1,155,388	1,006,888

Mark A. Gooch	807,300	540,000	501,583	1,308,883	1,041,583

Michael S. Wasson	532,220	356,000	329,465	861,685	685,465

Tracy E. Little	485,875	325,000	334,901	820,776	659,901

(1) Severance agreements with the NEOs require payment of an amount equal to 2.99 times annual base salary in the event of a change in control of CTBI followed by: (a) a subsequent involuntary termination; or (b) a voluntary termination preceded by a change in duties.
(2) Severance agreements with the NEOs require payment of an amount equal to 2.00 times annual base salary in the event of a voluntary termination not preceded by a change in duties subsequent to a change in control of CTBI.
(3) Stock options held by the NEOs provide for full vesting upon a change in control. In addition, upon the death or disability of the NEOs, stock options held by the NEOs become fully vested. The amounts shown represent the in-the-money value of the options that would accelerate, calculated based on the positive difference between the option exercise price and $41.53, which was the closing price for a share of our common stock on December 31, 2006.

See the Employment Contracts, Termination of Employment and Change-in-Control Agreements section of the Compensation Discussion & Analysis for further information.

COMMON STOCK PERFORMANCE

The following graph shows the cumulative return experienced by CTBI's shareholders during the last five years compared to the NASDAQ Stock Market's National Market and the NASDAQ Bank Stock Index. The graph assumes the investment of $100 on December 31, 2001 in CTBI's common stock and in each index and the reinvestment of all dividends paid during the five-year period. The following graph is incorporated by reference into our Annual Report to Shareholders.

Comparison of 5 Year Cumulative Total Return
among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.),
and NASDAQ Bank Stocks

$300
$200
$100
$0
2001
2002
2003
2004
2005
2006
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S)
NASDAQ Bank Stocks

Fiscal Year Ending December 31 ($)
	2001	2002	2003	2004	2005	2006
Community Trust Bancorp, Inc.	100.00	120.04	162.89	197.14	193.30	267.67
NASDAQ Stock Market (U.S.)	100.00	69.13	103.36	112.49	114.88	126.22
NASDAQ Bank Stocks	100.00	102.37	131.69	150.71	147.23	165.21

SHAREHOLDER PROPOSALS

It is currently contemplated that CTBI's 2008 Annual Meeting of Shareholders will be held on or about April 22, 2008. In the event that a shareholder desires to have a proposal considered for presentation at CTBI's 2008 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of CTBI so that it is received no later than December 6, 2007. Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act. If a shareholder intends to present a proposal at the 2008 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in CTBI's Proxy, Notice of Meeting, and Proxy Statement, such proposal must be received by the Secretary of CTBI prior to February 19, 2008 or CTBI’s management proxies for the 2008 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in CTBI’s Proxy, Notice of Meeting or Proxy Statement.

MISCELLANEOUS

The Board of Directors of CTBI knows of no other business to be presented to the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to complete, sign, and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors

/s/ Jean R. Hale
Jean R. Hale
Chairman of the Board,
President and CEO

Pikeville, Kentucky
April 4, 2007

APPENDIX A

CHARTER OF THE
AUDIT AND ASSET QUALITY COMMITTEE
OF THE BOARD OF DIRECTORS OF COMMUNITY TRUST BANCORP, INC.

As Approved by the Boards of Directors of Community Trust Bancorp, Inc. and Community Trust Bank, Inc. on January 23, 2007

I. AUTHORITY AND MEMBERSHIP

Membership. The members of the Audit and Asset Quality Committee (the "Committee") are appointed annually by the Board of Directors of Community Trust Bancorp, Inc. (the "Board") on the recommendation of the Nominating and Corporate Governance Committee. The members will serve until their successors are duly elected and qualified by the Board. The qualifications of each member of the Committee will be reviewed annually.

The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Community Trust Bancorp, Inc. (the "Corporation") Bylaws, or by requirements of the NASDAQ National Market System or such other exchange or system on which the Corporation’s securities are listed, quoted, and/or traded ("Listing Requirements"). In no event will the number of members be less than three (3).

Committee members must fully satisfy independence and experience requirements as prescribed in Listing Requirements, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission ("SEC"), and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and applicable rules and regulations thereunder.

At least one member of the Committee must be a "financial expert" as defined by the rules of the SEC and meet the "financial sophistication" experience or background standards contained in the Listing Requirements. All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee. Committee members are encouraged to participate in continuing training and education programs and sessions in order to improve oversight skills and financial literacy, with such participation being considered in the annual assessment of the Committee’s performance.

No member of the Committee may be an "affiliated person" of the Corporation or any of its subsidiaries (as defined under federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies. Fees for service as a director (and as a committee member or committee chair) are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

Committee Chair and Secretary. The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee may also appoint a secretary, who need not be a director.

Legal, Accounting and Other Advisors. The Committee has the authority, as it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Committee also has the authority, as it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation will provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel, independent auditors, or other advisors to attend a meeting of the Committee or to meet with any members of, or advisor to, the Committee.

The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

II. PURPOSE OF THE COMMITTEE

The Committee’s primary purpose is to:

•	Provide assistance to the Board by monitoring:

(a)	the integrity of the financial statements of the Corporation;

(b)	the independent auditors’ qualifications and independence;

(c)	the performance of the Corporation’s and its subsidiaries’ internal audit function and independent auditors;

(d)	the Corporation’s system of internal controls;

(e)	the Corporation’s financial reporting and system of disclosure controls;

(f)	the compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•	Prepare the Committee report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a)
The Committee may meet simultaneously as a committee of the Corporation and any subsidiary of the Corporation that does not have its own audit committee, though it should hold separate sessions, if necessary, to address issues that are relevant to one entity but not the other(s) or to consider transactions between the entities or other matters where the Corporation and one or more subsidiaries may have different interests; and

(b)
The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Corporation’s subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

The Committee’s role is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation’s financial statements, to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"). The Corporation’s management is responsible for preparing the Corporation’s financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements.

III. RESPONSIBILITIES OF THE COMMITTEE

Charter Review

•	Review and reassess the adequacy of the Committee’s charter at least annually and recommend to the Board any necessary or desirable changes to the charter; and

•
Publicly disclose the charter and any amendments to the charter on the Corporation’s website and/or as otherwise required by the SEC, Listing Requirements, and rules or regulations of any other regulatory body or stock exchange having authority over the Corporation.

Financial Reporting / Internal Controls

•	Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports, and the results of their respective audits;

•
Review and discuss with management and the independent auditors the Corporation’s quarterly financial statements and its quarterly report on Form 10-Q and determine whether the quarterly financial statements should be included in the Corporation’s Form 10-Q;

•
Review and discuss with management and the independent auditors the Corporation’s annual audited financial statements and its annual report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K;

•
Review and discuss with management and, where appropriate, the independent auditors, the Corporation’s financial disclosures in its registration statements, press releases, earnings releases, current reports, real-time disclosures, call reports, or other public disclosures, including the use of "pro forma" or "adjusted" non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to any rating agencies and/or securities analysts including presentations at industry, investor, or other conferences;

•
Review and discuss with the Corporation’s Chief Executive Officer and principal financial officer all matters such officers are required to certify in connection with the Corporation’s Form 10-Q and 10-K or other filings or reports;

•
Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles, or GAAP methods on the Corporation’s financial statements;

•
Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Corporation’s financial statements, financial condition, or results of operations and any necessary disclosures related thereto;

•
Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies;

•	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

•
Ensure that the Corporation’s independent auditors' report to the Committee all of the Corporation’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

•	Ensure that the Corporation’s independent auditors share with the Committee all material written communication between the auditors and management;

•	Discuss with the Corporation’s independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation’s internal controls and disclosure controls and procedures;

•	Assess whether management is resolving any internal control weaknesses diligently;

•
Discuss with the Corporation’s independent auditors, internal auditors, and management, as appropriate, the Corporation’s FDICIA internal controls report and the attestation of the Corporation’s independent auditors to the same;

•
Discuss with the Corporation’s independent auditors, internal auditors, and management, as appropriate, any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls, or other related matters and their proposals for rectifying such weaknesses or deficiencies;

•	Monitor the Corporation’s progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls, or related matters;

•
Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

•
Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls, or other related matters with respect to the Corporation’s subsidiaries.

Independent Auditors

•	Hire, fire, compensate, review, and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

•	Review the experience, rotation, and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications, and performance of the independent auditors by, among other things;

(a)
Obtaining and reviewing a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the same, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation;

(b)	Reviewing with the independent auditors any relationships between the Corporation and the independent auditors or any services that may impact the objectivity and independence of the auditors;

(c)
Evaluating the qualifications, performance, and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors;

(d)
Establishing and overseeing restrictions on the actions of directors, officers, or employees of the Corporation in illegally influencing, coercing, manipulating, or misleading the Corporation’s independent auditors, including violations of Rule 13b2-2 under the Exchange Act; and

(e)	If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance, and independence of the auditors.

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•
Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Corporation Accounting Oversight Board (or other similar body as may be established from time to time). The Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Committee or, in the absence of such Committee action, by the Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval will not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, will be disclosed when required as promptly as practicable in the Corporation’s quarterly or annual reports required by Section 13(a) of the Exchange Act;

•
Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

•
Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including the prohibition on employment of specified persons under Section 10A(1) of the Exchange Act;

•	If appropriate, discuss with the national office of the independent auditors issues on which it was consulted by the Corporation’s audit team and any matters of audit quality and consistency; and

•	Ensure that the independent auditors have access to all necessary Corporation personnel, records, or other resources.

Internal Audit Function

•	Review and oversee the appointment, performance, compensation, and replacement of the Chief Audit Executive (CAE);

•	Review and approve the charter, plans, activities, staffing, and organizational structure of the internal audit function;

•	Review internal audit reports and management’s responses to such reports;

•	Ensure that the CAE and internal audit staff have access to all necessary Corporation resources, and

•	On a regular basis, meet separately with the CAE to discuss any matters that the committee or internal audit believes should be discussed privately.

Compliance Oversight

•
Discuss with management and the CAE the Corporation’s processes regarding compliance with applicable laws and regulations and with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; obtain reports from management, the CAE, and the independent auditors regarding compliance by the Corporation and its subsidiaries with applicable legal requirements (including suspicious activity reports and regulatory exam reports) and the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and from time to time advise the Board of Directors with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that no reports were required to be furnished to the Committee under Section 10A;

•	Establish and review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

•	Review any related party transactions of the type that would require disclosure under Item 404 of SEC Regulation S-K for potential conflicts of interest situations;

•
Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

•
Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies or compliance with the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; and

•
Discuss with the Corporation’s internal and/or outside legal counsel any legal matters that may have a material impact on the financial statements or that may have an impact on the Corporation’s compliance policies.

Asset Quality

•	Review the plans, reports and activities of the loan review function, and ensure that management responds appropriately to recommendations and findings included in Loan Review reports.

Subsidiaries of the Corporation

•
Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2 (a) and (b) and Sections 363.3 (a) and (b), respectively; and

•
Perform the duties required to be performed by the fiduciary audit committee for any subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	On a regular basis, as appropriate, meet separately with management (in particular, the Chief Executive Officer and the principal financial officer), the CAE, and with the independent auditors;

•	Report regularly to the Board with respect to the Committee’s activities;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•
Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees or members when appropriate;

•	Prepare the audit committee report to be included in the Corporation’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports, or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee members reasonably believe to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY TRUST BANCORP, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KY 41501-1492

The Undersigned Shareholder of COMMUNITY TRUST BANCORP, INC., a Kentucky corporation, hereby appoints DR. ORVILLE CLARK, JR., MARILYN T. JUSTICE, and ERNEST M. ROGERS, or any one of them acting in the absence of the others, as the attorneys and proxies of the undersigned with full power of substitution, to vote all shares of stock of Community Trust Bancorp, Inc., as designated on the reverse side, which the undersigned holds of record at the close of business on February 28, 2007, and is entitled to vote at the Annual Meeting of Shareholders to be held at COMMUNITY TRUST BANK, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KENTUCKY, at 10:00 a.m. on April 24, 2007, and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    COMMUNITY TRUST BANCORP, INC.

THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2.

Vote on Directors

1. ELECTION OF DIRECTORS: [ ] For All [ ] Withhold All [ ] For All Except

01) Charles J. Baird
02) Nick A. Cooley
03) Jean R. Hale
04) James E. McGhee II
05) M. Lynn Parrish
06) Paul E. Patton
07) Dr. James R. Ramsey
08) Gary G. White

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote on Proposal

2. Proposal to ratify and approve the appointment of BKD, LLP as Community Trust Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2007.
               For [ ] Against [ ] Abstain [ ]

In their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

(When shares are held by joint tenants, both should sign. Trustees, guardians, attorneys, executors, administrators and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, the President or other authorized officer should sign in the full corporate name. If a partnership, an authorized person should sign in partnership name.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please indicate if you plan to attend the Annual Meeting. Yes [ ] No [ ]

Signature Date	Signature (Joint Owners) Date